UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2011

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of American Apparel, Inc. (the “Company”) has been tentatively scheduled for June 21, 2011.  Because the tentative date of the 2011 Annual Meeting is more than 30 days before the anniversary date of the 2011 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2011 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received by the Company’s Secretary at the address set forth below no later than April 18, 2011.  Any such proposal also must comply with Rule 14a-8 under the Exchange Act.

For a stockholder proposal that is not intended to be included in the Company’s proxy statement for the 2011 Annual Meeting under Rule 14a-8 under the Exchange Act, written notice of the proposal, which notice must include the information required by the Company’s bylaws, must be received by the Company’s Secretary at the address set forth below not less than sixty (60) days prior to the 2011 Annual Meeting (April 22, 2011), in accordance with the advance notice provisions of the Company’s bylaws.

The address of the Company’s Corporate Secretary is: American Apparel, Inc., Attn: Glenn A. Weinman, Secretary, 747 Warehouse Street, Los Angeles, California 90021.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: April 4, 2011	By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General Counsel and Secretary